VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

The following is a list of the subsidiaries and joint ventures of Volt as of January 5, 2007 (exclusive of certain subsidiaries which, if considered in the aggregate, would not, as of October 29, 2006, constitute a significant subsidiary within the meaning of Rule 1-02(v) of Regulation S-X). All of such subsidiaries, to the extent they were active and owned by the Company during fiscal 2006, are included as consolidated subsidiaries in the Registrant's consolidated financial statements as of October 29, 2006.

                                                                Jurisdiction of
Name (1)                                                        Incorporation
--------                                                        ----------------
Volt Delta Resources, LLC.                                      Nevada
Volt Real Estate Corporation                                    Delaware
Volt Directories S.A., Ltd.                                     Delaware
Volt Holding Corp.                                              Nevada
Volt Realty Two, Inc.                                           Nevada
500 South Douglas Realty Corp.                                  Delaware
14011 So. Normandie Ave. Realty Corp.                           Nevada
Volt Orangeca Real Estate Corp.                                 Delaware
Shaw & Shaw, Inc.                                               Delaware
Volt Technical Resources, LLC.                                  Delaware
Volt ATRD Corp.                                                 Delaware
Sierra Technology Corporation                                   California
Volt Opportunity Road Realty Corp.                              Delaware
Nuco II, Ltd.                                                   Delaware
Volt Management Corp.                                           Delaware
Volt Technical Corp.                                            Delaware
Fidelity National Credit Services Ltd.                          California
Nuco I, Ltd.                                                    Nevada
Volt Asia Enterprises, Ltd.                                     Delaware
Volt STL Holdings, Inc.                                         Delaware
DataNational of Georgia, Inc.                                   Georgia
DataNational, Inc.                                              Delaware
Volt Road Boring Corp.                                          Florida
Volt Telecommunications Group, Inc.                             Delaware
Volt Publications, Inc.                                         Delaware
Volt Gatton Holding, Inc.                                       Delaware
Maintech, Incorporated                                          Delaware
Volt SRS Limited                                                Delaware
Information Management Associates, Inc.                         Delaware
ProcureStaff, Ltd.                                              Delaware
PCureSys, Ltd.                                                  Delaware
P/S Partner Solutions, Ltd.                                     Delaware
VMC Consulting Corporation                                      Delaware
Volt Funding Corp.                                              Delaware
Volt Delta Resources Holding, Inc.                              Nevada
Volt Delta Canada Holdings, LLC.                                Nevada
Volt Delta Asia, Inc                                            Delaware

VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT--Continued

                                                                Jurisdiction of
Name (1)                                                        Incorporation
--------                                                        ----------------
Volt Delta Company                                              Canada
Volt Delta Resources of Mexico, S. de R.L. de C.V.              Mexico
Volt Delta B.V.                                                 Netherlands
Volt Delta Europe, Limited                                      United Kingdom
Volt Delta GmbH                                                 Germany
Volt Resource Management Limited                                United Kingdom
Tainol, S.A.                                                    Uruguay
Volt Human Resources (VHRI), Inc.                               Canada
Volt Services Group (Netherlands) B.V.                          Netherlands
Volt Directory Marketing, Ltd. (2)                              Delaware
Volt Europe Limited (formerly Gatton Volt
   Computing Group Limited)                                     United Kingdom
Gatton Volt Consulting Group Limited                            United Kingdom
Gatton Volt Computastaff Limited                                United Kingdom
Volt Europe (Belgium) SPRL                                      Belgium
Volt Europe (Espana) S.A.                                       Spain
Volt Europe Temporary Services Limited                          United Kingdom
VMC Consulting Europe Limited                                   United Kingdom
Volt Europe (France) SARL                                       France
Volt Europe (Italia) SRL                                        Italy
Volt Europe (Deutschland) GmbH                                  Germany
Volt Netherlands Holding BV                                     Netherlands
Volt Telecom BV                                                 Netherlands
Volt Europe (Nederland) BV                                      Netherlands
ProcureStaff Pty Limited                                        Australia
ProcureStaff Canada, Ltd.                                       Canada
Volt Service K.K.                                               Japan
Volt Service Corporation PTE, Ltd.                              Singapore
Volt Asia Enterprises (Malaysia) SDN. BHD.                      Malaysia
Volt Europe Slovakia s.r.o.                                     Slovakia
Volt Information Technology & Staffing Solutions
   (India) Private Limited                                      India
Varetis Solutions GmbH                                          Germany
Varetis Communications Ltd.                                     United Kingdom
Varetis Asia Pte. Ltd.                                          Singapore
VMC Consulting Germany GmbH                                     Germany
Volt Asia Enterprise (Taiwan) Co. Ltd.                          Taiwan

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(1) Except as noted, each named subsidiary is wholly owned, directly or indirectly, by Volt Information Sciences, Inc., except that, in the case of certain foreign subsidiaries, qualifying shares may be registered in the name of directors.
(2)  80% owned subsidiary.